Exhibit 15.1
The Board of Directors and Stockholders
Maverick Tube Corporation
We are aware of the incorporation by reference in the following Registration Statements and in the related Prospectuses of Maverick Tube Corporation:
(1) Registration Statement (Form S-3 No. 333-131046) of Maverick Tube Corporation,
(2) Registration Statement (Form S-3 No. 333-111441) of Maverick Tube Corporation,
(3) Registration Statement (Form S-3 No. 333-106976) of Maverick Tube Corporation,
(4) Registration Statement (Form S-3 No. 333-103355) of Maverick Tube Corporation,
(5) Registration Statement (Form S-3 No. 333-61292) of Maverick Tube Corporation,
(6) Registration Statement (Form S-3 No. 333-42144) of Maverick Tube Corporation,
(7) Registration Statement (Form S-3 No. 333-87045) of Maverick Tube Corporation,
(8) Registration Statement (Form S-3 No. 333-83478) of Maverick Tube Corporation,
(9) Registration Statement (Form S-8 No. 333-127316) pertaining to the Second Amended and Restated Maverick Tube Corporation 2004 Omnibus Incentive Plan,
(10) Registration Statement (Form S-8 No. 333-115461) pertaining to the Maverick Tube Corporation 2004 Omnibus Incentive Plan and the Maverick Tube Corporation 2004 Stock Incentive Plan for Non-Employee Directors,
(11) Registration Statement (Form S-8 No. 333-46740) pertaining to the Amended and Restated Prudential Steel Ltd. Stock Option Plan,
(12) Registration Statement (Form S-8 No. 333-30696) pertaining to the Maverick Tube Corporation 1999 Director Stock Option Plan and,
(13) Registration Statement (Form S-8 No. 333-52621) pertaining to the Maverick Tube Corporation 1994 Stock Option Plan;
of our report dated August 3, 2006, relating to the unaudited condensed consolidated interim financial statements of Maverick Tube Corporation and Subsidiaries that are included in its Form 10-Q for the quarter ended June 30, 2006.
/s/ Ernst & Young LLP
St. Louis, Missouri
August 3, 2006